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                                                           EXHIBIT 21.1


                     SUBSIDIARIES OF ALLAIRE CORPORATION



Name of Subsidiary                        Jurisdiction of Organization
------------------                        ----------------------------

Live Software, Inc.                       Delaware
Bright Tiger Technologies, Inc.           Delaware
Allaire S.A.                              Belgium